As filed with the Securities and Exchange Commission on November 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HABIT RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	5812	36-4791171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

17320 Red Hill Avenue, Suite 140

Irvine, CA 92614

(949) 851-8881

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Russell W. Bendel

President and Chief Executive Officer

17320 Red Hill Avenue, Suite 140

Irvine, CA 92614

(949) 851-8881

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carl Marcellino, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Telephone: (212) 841-0623 Facsimile: (646) 728-1523	Michael Flynn, Esq. Gibson, Dunn & Crutcher LLP 3161 Michelson Drive Irvine, CA 92612 Telephone: (949) 451-3800 Facsimile: (949) 451-4220

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-199394

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum offering price per share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A Common Stock, par value $0.01 per share	$18.00	$11,500,000	$1,336.30

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, the additional value of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-199394), as amended, is hereby registered.
(2)	The Registrant has previously paid $10,022.25 for the registration of $86,250,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on October 16, 2014 (File No. 333-199394) and $668.15 that was previously paid for the registration of an additional $5,750,000 of proposed maximum aggregate offering price in the filing of Amendment No. 4 to the Registration Statement on November 12, 2014 (File No. 333-199394).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-199394) filed by The Habit Restaurants, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on November 19, 2014, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on November 19, 2014.

THE HABIT RESTAURANTS, INC.

By:	/s/ Russell Bendel
Russell Bendel Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 19th day of November, 2014.

Signature	Title

/s/ Russell Bendel	President, Chief Executive Officer and Director
Russell Bendel	(Principal Executive Officer)

/s/ Ira Fils	Chief Financial Officer and Secretary; Director
Ira Fils	(Principal Accounting and Financial Officer)

*	Director
Christopher Reilly

*	Director
Allan Karp

*	Director
Ira Zecher

*	Director
A. William Allen III

*By	/s/ Ira Fils
Ira Fils
Attorney-in-fact

PART II

INFORMATION REQUIRED IN PROSPECTUS

Item 16. Exhibits.

All exhibits previously filed or incorporated by reference in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-199394), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number	Description of Exhibit

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Moss Adams LLP

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File no. 333-199394), originally filed with the Securities and Exchange Commission on October 16, 2014 and incorporated by reference herein.